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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-75632) of our report dated January 15, 2001 relating to the financial statements and financial statement schedule, which appears in Teradyne, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                             /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
February 5, 2002